M&T Bank

1036

Do not remove barcode

AMENDED AND RESTATED TERM NOTE
New Jersey

October , 2022 $6,594,827.62

BORROWER: MAMAMANCINI'S HOLDINGS, INC., a corporation organized under the laws of the State of Nevada, having an address at 355 Murray Hill Parkway, Suite 102, East Rutherford, New Jersey, 07073, and **T&L ACQUISITION CORP**, a corporation organized under the laws of the State of Nevada, having an address at 355 Murray Hill Parkway, Suite 102, East Rutherford, New Jersey, 07073.

BANK: M&T BANK, a New York banking corporation with its banking offices at One M&T Plaza, Buffalo, NY 14203, Attention: Office of the General Counsel.

WHEREAS, Borrower previously made that certain Multiple Disbursement Term Note dated as of December 30, 2021 in the maximum principal amount of $7,500,000.00 in favor of the Bank (the "Prior Note"), the proceeds of which have been fully disbursed to Borrower; and

WHEREAS, by the terms of the Prior Note, no further advances shall be made available by the Bank for disbursement to Borrower, and Borrower and Bank have agreed to amend the terms relating to repayment of the balance of the Prior Note.

NOW THEREFORE, Borrower has agreed to execute and deliver this Amended and Restated Term Note to represent its obligation to repay the amount outstanding under the Prior Note, and to amend certain terms relating to such repayment.

Promise to Pay. For value received, intending to be legally bound, Borrower promises to pay to the order of the Bank, on the dates set forth below, the principal sum of Six Million Five Hundred Ninety-Four Thousand Eight Hundred Twenty-Seven and 62/100 Dollars ($6,594,827.62) (the "Principal Amount") plus interest as agreed below, all payments required by the Bank to fund any escrow accounts for the payment of taxes, insurance and/or other charges (collectively, "Escrow"), and all fees and costs (including without limitation attorneys' fees and disbursements whether for internal or outside counsel) the Bank incurs in order to administer, service or modify the credit facility evidenced by this Note, to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note ("Expenses").

Reference is hereby made to a certain Amended and Restated Credit Agreement dated as of the date hereof, as it may be amended from time to time (the "Credit Agreement"), between Borrower and the Bank for additional terms and conditions applicable to this Note.

Interest. The Outstanding Principal Amount of this Note, as may fluctuate from time to time based on the disbursement of Loans and any repayments, shall earn interest calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366), from and including the date the proceeds of any Loans are disbursed to, but not including, the date all amounts hereunder are paid in full, at a rate per year which shall be:

the rate per annum based on the Senior Funded Debt/EBITDA Ratio (as defined in the Credit Agreement) established with respect to the Borrower as of the date of any advance under the Loan as follows: if the Senior Funded Debt/EBITDA ratio is: (i) greater than 2.25, 4.12 percentage point(s) above the applicable Variable Loan Rate (as defined in the attached Variable Rate Rider); (ii) greater than 1.50 but less than or equal to 2.25, 3.62 percentage points the applicable Variable Loan rate; or (iii) less than or equal to 1.50, 3.12 percentage points above the applicable Variable Loan Rate; provided that in all events in the preceding clauses (i), (ii) and (iii), the rate established shall not be less than the recited percentage point margin over 0.00% (the "Index Floor"). See attached Variable Rate Rider, the terms of which are incorporated herein by reference, for definitions and additional provisions.

If no rate is specified above, interest shall accrue at the Maximum Legal Rate (defined below).

Maximum Legal Rate. It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, Borrower agrees that any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower, without interest.

Default Rate. If an Event of Default (defined below) occurs, the interest rate on the unpaid Principal Amount shall immediately be automatically increased to five (5) percentage points above the otherwise applicable rate per year ("Default Rate"), and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default Rate.

Payments. Payments shall be made in immediately available United States funds at any banking office of the Bank.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank, Borrower hereby authorizes the Bank to debit Borrower's deposit account #9873691605 with the Bank automatically for any amount which becomes due under this Note.

7114551

Interest Accrual; Application of Payments. Interest will continue to accrue on the actual principal balance outstanding until the Principal Amount is paid in full. In connection with any daily adjusting interest rate, payment invoices may reflect estimated interest accruals for a portion of each billing period (to facilitate timely distribution of invoices in advance of each payment date), followed by appropriate interest accrual adjustments reflected in the invoice for the succeeding billing period. All installment payments (excluding voluntary prepayments of principal) will be applied as of the date each payment is received and processed. Payments may be applied in any order in the sole discretion of the Bank, but, prior to an Event of Default, may be applied chronologically (i.e., oldest invoice first) to unpaid amounts due and owing, in the following order: first to accrued interest, then to principal, then to Escrow, then to late charges and other fees, and then to all other Expenses.

"**Payment Due Date**" shall mean the 15th day of the applicable calendar month.

The **"First Installment Payment Date"** shall be the Payment Due Date in the month of November, 2022.

The "**Maturity Date"** of this Note is the Payment Due Date in the month of January, 2027.

Repayment Terms.

Borrower shall pay to the Bank the Principal Amount and interest owing pursuant to this Note in installments as follows:

(i) Fifty (50) consecutive monthly installments of principal as provided for on the attached schedule, together with an equal number of installments of interest payable in arrears in amounts that may vary, due and payable on the First Installment Payment Date and each Payment Due Date thereafter, and

(ii) ONE (1) FINAL INSTALLMENT, due and payable on the Maturity Date, in an amount equal to the outstanding Principal Amount, together with all other amounts outstanding hereunder, including, without limitation, accrued interest, costs and expenses.

The amortization period for this loan is five (5) years, meaning that this is the approximate number of years that would be needed to repay the Principal Amount in full, based on the installment amount and payment frequency stated above. The amortization period may be longer than the term of this loan and shall not compromise the enforceability of the Maturity Date. To the extent, if at all, that (i) the repayment terms of this Note contemplate level installments of principal and interest during any period in which the applicable interest rate is a variable rate ("Variable Rate P&I Period"), and (ii) during any such Variable Rate P&I Period, the applicable interest rate changes in accordance with the terms of this Note, the Bank may, but shall be under no obligation to, recalculate and adjust at any time the installment amount due and payable to the Bank, so as to appropriately reamortize the unpaid Principal Amount, as of the date of such adjustment through the Maturity Date (or such other date as may be provided for herein). Borrower understands that non-adjustment of the installment amount as described herein could result in a greater portion of the unadjusted installment amount being applied to interest due, leaving less available to reduce the Principal Amount balance, resulting in a higher than expected Principal Amount balance due and payable to the Bank on the Maturity Date. Absent manifest error, the Bank's determination of any amount due in connection herewith shall be conclusive.

Late Charge. If Borrower fails to pay, within five (5) days of its due date, any amount due and owing pursuant to this Note or any other agreement executed and delivered to the Bank in connection with this Note, including, without limitation, any Escrow payment due and owing, Borrower shall immediately pay to the Bank a late charge equal to the greatest of (a) $50.00, (b) five percent (5%) of the delinquent amount or (c) the Bank's then current late charge as announced by the Bank from time to time.

Prepayment Premium. During the term of this Note, Borrower shall have the option of paying the unpaid Principal Amount to the Bank in advance of the Maturity Date, in whole or in part, at any time and from time to time upon written notice received by the Bank at least three (3) days prior to making such payment; provided, however, as consideration for the privilege of making such prepayment, Borrower shall pay to the Bank a fee (the "Premium") equal to the amount provided for on the attached **Variable Rate Rider**. Any partial prepayment of principal shall be posted as of the date received and applied in inverse order of maturity. With any prepayment in full of the Principal Amount balance, Borrower shall also pay to the Bank all accrued interest and Expenses owing pursuant to this Note. In the event the Maturity Date of this Note is accelerated following an Event of Default, the Bank's right to collect the Premium, as liquidated damages, shall accrue immediately, with the amount of the Premium to be determined in accordance with the terms of this Note at the time of any actual prepayment or other satisfaction, in whole or in part, by any means, of the principal indebtedness evidenced by this Note. Any tender of payment by or on behalf of Borrower made after such Event of Default to satisfy or reduce the principal indebtedness shall be expressly deemed a voluntary prepayment, in which case, to the extent permitted by law, the Bank shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate Premium calculated in accordance with the terms of this Note.

Increased Costs. If the Bank shall determine that, due to either (a) the introduction of any change in (or in the interpretation of) any requirement of law or (b) compliance with any guideline or request from any central bank or other governmental or regulatory authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any loans hereunder, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank, pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

Representations, Warranties and Covenants. Borrower represents and warrants to and agrees and covenants with the Bank that now and until this Note is paid in full:

a. **Business Purpose.** The Loan proceeds shall be used only for a business purpose and not for any personal, family or household purpose.

b. **Good Standing; Authority.** Borrower is an entity or sole proprietor (i) duly organized and existing and in good standing under the laws of the jurisdiction in which it was formed, (ii) duly qualified, in good standing and authorized to do business in every jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and (iii) has the power and authority to own each of its assets and to use them as contemplated now or in the future.

c. **Legality.** The execution, issuance, delivery to the Bank and performance by Borrower of this Note (i) are in furtherance of Borrower's purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator or (B) violate Borrower's certificate of incorporation or other governing instrument, constitute a default under any agreement binding on Borrower, or result in a lien or encumbrance on any assets of Borrower; and (iii) have been duly authorized by all necessary corporate or partnership action.

d. **Compliance.** Borrower conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including without limitation environmental laws. All approvals, including without limitation authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the "Approvals") necessary to the conduct of Borrower's business and for Borrower's due issuance of this Note have been duly obtained and are in full force and effect. Borrower is in compliance with all conditions of each Approval.

e. **Financial and Other Information.** Borrower shall cause to be delivered to the Bank, each in form, content and number of copies satisfactory to the Bank, the financial data and other information required under the Credit Agreement. Promptly upon the request of the Bank from time to time, Borrower shall supply all additional information requested and permit the Bank's officers, employees, accountants, attorneys and other agents to (i) visit and inspect each of Borrower's premises, (ii) examine, audit, copy and extract from Borrower's records and (iii) discuss Borrower's or its affiliates' business, operations, assets, affairs or condition (financial or other) with its responsible officers and independent accountants.

f. **Accounting; Tax Returns and Payment of Claims.** Borrower will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in an attached schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon Borrower or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the ordinary course of business.

g. **Title to Assets; Insurance.** Borrower has good and marketable title to each of its assets free of security interests and mortgages and other liens except as disclosed in its financial statements or on a schedule attached to this Note or pursuant to the Bank's prior written consent. Borrower will maintain its property in good repair and will maintain and on request provide the Bank with evidence of insurance coverage satisfactory to the Bank including without limitation fire and hazard, liability, worker's compensation and business interruption insurance and flood hazard insurance as required.

h. **Judgments and Litigation.** There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator (each an "Action") which involves Borrower or its assets and might have a material adverse effect upon Borrower or threaten the validity of this Note or any related document or transaction. Borrower will immediately notify the Bank in writing upon acquiring knowledge of any such Action.

i. **Borrower Notices.** Borrower will immediately notify the Bank in writing (i) of any change in its address or of the location of any collateral securing this Note, (ii) of the occurrence of any Event of Default defined below, (iii) of any material change in Borrower's management and (iv) of any material adverse change in Borrower's ability to repay this Note.

j. **Sale of Assets.** Until this Note is paid in full, Borrower shall not sell, lease or otherwise dispose of any of its assets, except in the ordinary and usual course of business and except for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the Borrower's business, provided that fair consideration is received therefor; provided, however, in no event shall Borrower sell, lease or otherwise dispose of any equipment purchased with the proceeds of any loans made by the Bank.

k. **Changes in Form or Control.** Borrower shall not (i) transfer or dispose of substantially all of its assets, (ii) acquire substantially all of the assets of any other entity, (iii) do business under or otherwise use any name other than its true name or (iv) make any material change in its business, structure, ownership, purposes or operations that might have a material adverse effect on Borrower. If Borrower is not an individual, (i) participate in any merger, consolidation or other absorption or (ii) make, terminate or permit to be revoked any election pursuant to Subchapter S of the Internal Revenue Code.

l. **Further Assurances.** Borrower shall, and shall cause its affiliates to take such action and execute and deliver to the Bank such additional documents, instruments, certificates, and agreements as the Bank may reasonably request from time to time to effectuate the purposes and intent of the transaction(s) contemplated hereby, including, without limitation, causing any affiliate, entity or series of entities it may create hereafter through merger, division or otherwise, to execute agreements, in form and substance acceptable to Bank, (i) assuming or guarantying Borrower's obligations under this Note and all related agreements and (ii) pledging assets to the Bank to the same extent as Borrower.

Events of Default. The following constitute an event of default ("Event of Default"): (i) failure by Borrower to make any payment when due (whether at the stated maturity, by acceleration or otherwise) of the amounts due under this Note, or any part thereof, or there occurs any event or condition which after notice, lapse of time or both will permit such acceleration; (ii) Borrower defaults in the performance of any covenant or other provision with respect to this Note or any other agreement between Borrower and the Bank or any of its affiliates or subsidiaries (collectively,

"Affiliates"); (iii) Borrower fails to pay when due (whether at the stated maturity, by acceleration or otherwise) any indebtedness for borrowed money owing to the Bank (other than under this Note), any third party or Affiliate or the occurrence of any event which could result in acceleration of payment of any such indebtedness or the failure to perform any agreement with any third party or Affiliate; (iv) the sale, assignment transfer or delivery, by operation of law or otherwise, of all or substantially all of the assets of Borrower to a third party; (v) a non-individual Borrower, without the Bank's prior written consent, engages in, agrees to or approves a plan for (a) reorganization, (b) merger or consolidation, (c) division into (or of) one or more entities or series of entities or allocation or transfer of any of Borrower's assets or liabilities as a result of such a division, (d) conversion to another form of business entity, or (e) dissolution of Borrower or cessation by Borrower as a going business concern; (vi) the death or judicial declaration of incompetency of Borrower, if an individual; (vii) failure to pay, withhold or collect any tax as required by law; the service or filing against Borrower or any of its assets of any lien (other than a lien permitted in writing by the Bank), judgment, garnishment, order or award; (viii) if Borrower becomes insolvent or is generally not paying its debts as such debts become due; (ix) the making of any general assignment by Borrower for the benefit of creditors; the appointment of a receiver or similar trustee for Borrower or its assets; or the making of any, or sending notice of any intended, bulk sale; (x) Borrower commences (or has commenced against it and not dismissed or stayed within forty-five (45) days) any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower; (xi) any representation or warranty made in this Note, any related document, any agreement between Borrower and the Bank or any Affiliate or in any financial statement of Borrower or elsewhere was misleading in any material respect when made; Borrower omits to state a material fact necessary to make the statements made in this Note, any related document, any agreement between Borrower and the Bank or any Affiliate or any financial statement of Borrower or elsewhere not misleading in light of the circumstances in which they were made; or, if upon the date of execution of this Note, there shall have been any material adverse change in any of the facts disclosed in any financial statement, representation, warranty or elsewhere that was not disclosed in writing to the Bank at or prior to the time of execution hereof; (xii) any pension plan of Borrower fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Bank, might have a material adverse effect on Borrower's ability to repay its debts; (xiii) an adverse change in Borrower, its business, assets, operations, management, ownership, affairs or condition (financial or otherwise) or the Bank's collateral from the status shown on any financial statement or other document submitted to the Bank or any Affiliate, and which change the Bank determines will have a material adverse effect on (a) Borrower, its business, assets, operations or condition (financial or otherwise), or (b) the ability of Borrower to pay or perform any obligation to the Bank; (xiv) any indication or evidence received by the Bank that Borrower may have directly or indirectly engaged in any type of activity which, in the Bank's discretion, might result in the forfeiture of any property of Borrower to any governmental authority; (xv) the occurrence of any event described in sub-paragraph (i) through and including (xiv) hereof with respect to any guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the amounts due under this Note ("Guarantor"); (xvi) Borrower fails to supply new or additional collateral within ten (10) days of request by the Bank; or (xvii) the Bank in good faith deems itself insecure with respect to payment or performance under this Note.

Rights and Remedies Upon Default. Upon the occurrence of any Event of Default, the Bank without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon Borrower or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies under Borrower's agreements with the Bank or its Affiliates, applicable law, in equity or otherwise and may declare all or any part of any amounts due hereunder not payable on demand to be immediately due and payable without demand or notice of any kind and terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to Borrower. All or any part of any amounts due hereunder whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an Event of Default in sub-paragraphs (ix) or (x) above, or at the Bank's option, upon the occurrence of any other Event of Default. The provisions hereof are not intended in any way to affect any rights of the Bank with respect to any amounts due hereunder which may now or hereafter be payable on demand.

Right of Setoff. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any Affiliates or otherwise owing by the Bank or any Affiliates in any capacity to Borrower or any Guarantor or endorser of this Note. Such setoff shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elects to do so.

USA PATRIOT Act Notice. Bank hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act ("Patriot Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with the Patriot Act. Borrower agrees to, promptly following a request by Bank, provide all such other documentation and information that Bank requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act.

Miscellaneous. This Note, together with any related loan and collateral agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official

depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (*e.g.,* Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

Joint and Several. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations that become due under this Note and the term "Borrower" shall include each as well as all of them.

Governing Law; Jurisdiction. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New Jersey. Except as otherwise provided under federal law, this Note will be interpreted in accordance with the laws of the State of New Jersey excluding its conflict of laws rules. **BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW JERSEY IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION.** Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

Waiver of Jury Trial. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

☒ **Amended and Restated Note**. Borrower acknowledges, agrees and understands that this Note is given in replacement of and in substitution for, but not in payment of, a prior note dated on or about December 30, 2021, in the original maximum principal amount of $7,500,000.00, given by Borrower in favor of the Bank (or its predecessor-in-interest), as the same may have been amended or modified from time to time ("Prior Note"), and further, that: (a) the obligations of Borrower as evidenced by the Prior Note shall continue in full force and effect, as amended and restated by this Note, all of such obligations being hereby ratified and confirmed by Borrower; (b) any and all liens, pledges, assignments and security interests securing Borrower's obligations under the Prior Note shall continue in full force and effect, are hereby ratified and confirmed by Borrower, and are hereby acknowledged by Borrower to secure, among other things, all of Borrower's obligations to the Bank under this Note, with the same priority, operation and effect as that relating to the obligations under the Prior Note; and (c) nothing herein contained shall be construed to extinguish, release, or discharge, or constitute, create, or effect a novation of, or an agreement to extinguish, the obligations of Borrower with respect to the indebtedness originally described in the Prior Note or any of the liens, pledges, assignments and security interests securing such obligations.

[SIGNATURE PAGE TO FOLLOW]

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the provisions relating to **Governing Law**, **Jurisdiction** and **Waiver of Jury Trial**, and has been advised by counsel as necessary or appropriate.

____
Signature of Witness

Deborah V Brim
Typed Name of Witness

MAMAMANCINI'S HOLDINGS, INC.

BY: ______________________________
Name: Steven Burns
Title: Executive Vice President

____
Signature of Witness

Deborah V Brim
Typed Name of Witness

T&L ACQUISITION CORP.

BY: Mamamancini's Holdings, Inc., Sole Shareholder

BY: ______________________________
Name: Steven Burns
Title: Executive Vice President

ACKNOWLEDGMENT

STATE OF ____________________)
: SS.
COUNTY OF __________________)

On the ________ day of ______________ , in the year 2022, before me, the undersigned, a Notary Public in and for said State, personally appeared ____, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____
Notary Public

FOR BANK USE ONLY

Authorization Confirmed: ______________________________
Disbursement of Funds:

Credit A/C	# ____________	Off Ck	# ____________	Payoff Obligation	# ____________
	$ ____________		$ ____________		$ ____________

[Signature Page to Amended and Restated Term Note]

M&T Bank

1036

Do not remove barcode

VARIABLE RATE RIDER
(Daily Simple SOFR)

Borrower: **MAMAMANCINI'S HOLDINGS, INC.**, a corporation organized under the laws of the State of Nevada, and **T&L ACQUISITION CORP**, a corporation organized under the laws of the State of Nevada, each having an address at 355 Murray Hill Parkway, Suite 102, East Rutherford, New Jersey, 07073.

Promissory Note Original/Maximum Principal Amount: $6,594,827.62.

Promissory Note Date: October , 2022

DEFINITIONS. The above-referenced Promissory Note is referred to herein as the "Note" and all references to the "Note" shall be deemed to include the Note and this Rider. As used in the Note and this Rider, each capitalized term shall have the meaning specified in the Note, and the following terms shall have the indicated meanings:

a. **"Base Rate"** shall mean the rate per annum equal to the greater of (i) two (2) percentage points above the rate of interest announced by the Bank each day as its prime rate of interest ("Prime Rate"), or (ii) 3.25% (the "Base Rate Floor").
b. **"Business Day"** shall mean any day other than Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law or other governmental action to remain closed for business.
c. **"Daily Simple SOFR"** shall mean for any day (a "SOFR Rate Day"), a rate per annum equal to SOFR for the day (such day "*i*") that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day, or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator's Website. If by 5:00 pm (ET) on the second (2nd) U.S. Government Securities Business Day immediately following any day "*i*", the SOFR in respect of such day "*i*" has not been published on the SOFR Administrator's Website (and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred), then the SOFR for such day "*i*" will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator's Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
d. **"SOFR"** shall mean, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day.
e. **"SOFR Administrator"** shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
f. **"SOFR Administrator's Website"** shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
g. **"SOFR Loan Rate"** shall mean Daily Simple SOFR.
h. **"SOFR Rate Day"** shall have the meaning specified in the definition of Daily Simple SOFR.
i. **"U.S. Government Securities Business Day"** shall mean any day other than Saturday, Sunday or other day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
j. **"Variable Loan Rate"** shall mean the SOFR Loan Rate.

ADDITIONAL PROVISIONS.

Timing of Requests for Advances. In addition to and without compromising any additional requirements referenced in the Note, the Bank reserves the right to require that any Borrower request for an advance must be delivered to the Bank a certain number of days prior to the requested date of funding that shall be equal to the number of days in any lookback period used to determine SOFR for purposes of calculating the Daily Simple SOFR for any SOFR Rate Day.

Modification to Payment Due Date. Notwithstanding any provision to the contrary in the Note, if in any particular month the applicable payment due date is not a Business Day, the payment due date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such payment due date shall be the immediately preceding

Business Day.

Conversion to Base Rate Upon Default. Unless the Bank shall otherwise and in its sole discretion consent in writing, if (i) an event of default (with respect to any payment obligation or otherwise, as may be defined or described in the Note or related documents) has occurred and is continuing, or (ii) there exists a condition or event that, with the passage of time, the giving of notice, or both, shall constitute such an event of default, the Bank, in its sole discretion, may convert the applicable interest rate to the Base Rate, and each reference in the Note and herein to the applicable interest rate shall be deemed to be a reference to the Base Rate. Nothing herein shall be construed to be a waiver by the Bank of its right to have the outstanding principal balance accrue interest at the Default Rate, accelerate the indebtedness and/or exercise any other remedies available to the Bank under the terms hereof or applicable law.

Repayment Upon Conversion to Base Rate. Except as otherwise provided herein, during the time of any conversion of the applicable interest rate to the Base Rate, whether temporary or permanent, and whether pursuant to an event of default or otherwise, and without compromising any other rights and remedies of the Bank, and in the absence of the Bank exercising any such other rights or remedies as may be applicable, Borrower shall continue to repay all indebtedness in accordance with the terms of the Note. The determination by the Bank of the foregoing amounts shall, in the absence of manifest error, be conclusive and binding upon Borrower.

Illegality. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental or regulatory authority has asserted that it is unlawful or otherwise impermissible for the Bank to make or maintain loans using the then-current applicable interest rate index, then, on notice thereof by the Bank to Borrower, the Bank may (i) suspend the maintaining of the loan hereunder using the then-current applicable interest rate index until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist, and/or (ii) convert the applicable interest rate for the loan hereunder to the Base Rate, subject to the terms of the section below entitled "Inability to Determine SOFR; Effect of Benchmark Transition Event".

Inability to Determine SOFR; Effect of Benchmark Transition Event.

(a) If the Bank shall determine (which determination shall be conclusive and binding on Borrower) that for any reason SOFR cannot be determined, other than as a result of a Benchmark Transition Event, the Bank will give notice of such determination to Borrower. Thereafter, the Bank may not make or maintain the loan hereunder using the SOFR Loan Rate until the Bank revokes such notice in writing, and until such revocation, the Bank may convert the applicable interest rate to the Base Rate, subject to the provisions below.

(b) Benchmark Replacement. Notwithstanding anything to the contrary herein or in the Note or any related agreement, upon the occurrence of a Benchmark Transition Event, the Bank may unilaterally amend the terms of the Note to replace the SOFR Loan Rate (or the then-current Benchmark) with a Benchmark Replacement. Any such amendment will become effective as soon as practicable for the Bank and upon notice to the Borrower, without any further action or consent of the Borrower. No replacement of SOFR (or the then-current Benchmark) with a Benchmark Replacement pursuant to this Section titled "Inability to Determine SOFR; Effect of Benchmark Transition Event" ("this Section") will occur prior to the applicable Benchmark Transition Start Date. Borrower shall pay all out-of-pocket costs (including reasonable attorney fees) incurred by the Bank in connection with any amendment and related actions contemplated in this Section.

(c) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Bank will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary in the Note or in any related document or agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Borrower or any other party hereto. The Bank shall not be liable to the Borrower for any Benchmark Replacement Conforming Changes made by the Bank in good faith.

(d) Notices; Standards for Decisions and Determinations. The Bank will provide notification to the Borrower (which may at the Bank's discretion be electronic, part of a billing statement, a general notice to customers or other communication) of the implementation of any Benchmark Replacement and the effectiveness of any Benchmark Replacement Conforming Changes, within a reasonable time prior to such implementation and effectiveness, as applicable. Any determination, decision or election that may be made by the Bank pursuant to this Section, including, without limitation, any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding upon the Borrower and any other parties hereto absent manifest error and may be made in the Bank's sole discretion and without consent from the Borrower, except, in each case, as expressly required pursuant to this Section, and shall not be the basis of any claim of liability of any kind or nature against the Bank by any party hereto, all such claims being hereby waived individually by each party hereto.

(e) Benchmark Unavailability Period. Upon the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke (as applicable) any request for an advance/borrowing of, conversion to, or continuation of a loan based on the SOFR Loan Rate (or the then-current Benchmark) to be made, converted or continued during any Benchmark

Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request (as applicable) into a request for an advance/borrowing of or conversion to a loan that shall accrue interest at the Base Rate.

(f) The Bank does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Bank may select information sources or services in its reasonable discretion to ascertain the Benchmark, in each case pursuant to the terms hereof, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(g) Certain Defined Terms. As used in this Section:

1. "Benchmark" means the SOFR Loan Rate or any subsequent Benchmark Replacement that has become effective hereunder.
2. "Benchmark Replacement" means the sum of: (a) the alternate benchmark rate that has been selected by the Bank giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than the current benchmark rate floor with respect to the SOFR Loan Rate (if any, the "Floor"), the Benchmark Replacement will be deemed to be such Floor for the purposes hereof.
3. "Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Bank giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such then-current Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.
4. "Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definition of "Business Day," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of the loan evidenced hereby).
5. "Benchmark Replacement Date" means the earlier to occur of the following events with respect to the then-current Benchmark:
    1) in the case of clause (a) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
    2) in the case of clause (b) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein, and (ii) the announced or stated date as of which all applicable tenors of such Benchmark will no longer be representative.
6. "Benchmark Transition Event" means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased, or will cease on a specified date, to provide such Benchmark (or all tenors of such Benchmark applicable to the loan evidenced hereby), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any applicable tenors of such Benchmark or

(b) all applicable tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and indicating that representativeness will not be restored.

7. "Benchmark Transition Start Date" means in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 180th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 180 days after such statement or publication, the date of such statement or publication).
8. "Benchmark Unavailability Period" means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with this Section and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with this Section.
9. "Relevant Governmental Body" means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
10. "Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

[SIGNATURE PAGE TO FOLLOW]

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Rider and has been advised by counsel as necessary or appropriate.

IN WITNESS WHEREOF, Borrower has executed and delivered this Rider as an instrument under seal (in jurisdictions where applicable).

MAMAMANCINI'S HOLDINGS, INC.

BY: ______________________
Name: Steven Burns
Title: Executive Vice President

____
Signature of Witness

Deborah V Brim
Typed Name of Witness

T&L ACQUISITION CORP.

BY: Mamamancini's Holdings, Inc., Sole Shareholder

BY: ______________________
Name: Steven Burns
Title: Executive Vice President

____
Signature of Witness

Deborah V Brim
Typed Name of Witness

[Signature Page to Variable Rate Rider (Daily Simple SOFR)]